UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ______)

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GENERAL EMPLOYMENT ENTERPRISES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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GENERAL EMPLOYMENT ENTERPRISES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held Thursday, February 10, 2011

To the Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of General Employment Enterprises, Inc. (the “Company”) which will be held in the Conference Center of the Oakbrook Terrace Tower, First Floor, One Tower Lane, in Oakbrook Terrace, Illinois 60181, on Thursday, February 10, 2011, at 11:00 a.m., local time.  Directions to the meeting can be obtained by contacting the Company’s Investor Relations Department at One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois 60181, or by calling (630) 954-0400, ext. 20.

The purpose of the meeting is:

1.	To elect five directors of the Company;
2.	To vote on a non-binding advisory resolution to approve executive compensation;
3.	To vote on a non-binding advisory resolution to determine the frequency of the non-binding advisory vote on executive compensation; and
4.	To act upon such other matters as may properly be brought before the meeting.

Shareholders of record at the close of business on December 30, 2010 will be entitled to vote at the meeting.  Whether or not you are able to attend the meeting in person, please vote as soon as possible.  You may vote by signing the enclosed proxy card and mailing it in the envelope provided.

For more information about the matters being considered at this meeting, we ask that you read the Proxy Statement on the following pages.  The Company’s 2010 Annual Report to Shareholders is enclosed with the Proxy Statement.

By Order of the Board of Directors

Nancy C. Frohnmaier
Secretary

Oakbrook Terrace, Illinois
January 21, 2011

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on February 10, 2011. The Proxy Statement and the 2010 Annual Report to Shareholders are available at www.genp.com/ir.htm.

YOUR VOTE IS IMPORTANT

Even if you plan to attend the Annual Meeting, you are urged to sign, date and promptly return your proxy in the enclosed postage paid envelope so that your shares can be voted in accordance with your wishes.  If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.  If your shares are held in the name of a bank or brokerage firm, you should check the voting instructions of that firm.

GENERAL EMPLOYMENT ENTERPRISES, INC.
Oakbrook Terrace Tower
One Tower Lane, Suite 2200
Oakbrook Terrace, Illinois  60181

PROXY STATEMENT
FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS

This proxy statement and the accompanying proxy card, which are first being sent to shareholders on approximately January 21, 2011, are being furnished in connection with a solicitation of proxies by the Board of Directors of General Employment Enterprises, Inc. (the “Company”), an Illinois corporation, to be voted at the Annual Meeting of Shareholders to be held on Thursday, February 10, 2011, at 11:00 a.m., local time, in the Conference Center of the Oakbrook Terrace Tower, First Floor, One Tower Lane, Oakbrook Terrace, Illinois 60181.

VOTING RIGHTS AND SOLICITATION

The voting securities of the Company entitled to be voted at the Annual Meeting are the shares of the Company’s common stock, no par value (“Common Stock”), of which there were 14,856,280 outstanding on December 30, 2010, the record date for the Annual Meeting.  Shareholders are entitled to one vote for each share held except that, in the election of directors, each shareholder has cumulative voting rights.  When voting cumulatively, each shareholder has the number of votes equal to the number of directors to be elected (five) multiplied by the number of his or her shares.  Such number of votes may be divided equally among all nominees, may be cumulated for one nominee, or may be distributed on any basis among as many nominees as is desired.

Each proxy that is properly signed and received before the Annual Meeting will, unless such proxy has been revoked, be voted in accordance with the instructions on such proxy.  If no instruction is indicated on the proxy card, the shares will be voted “FOR” the election of the five nominees for director listed in this proxy statement, “FOR” the non-binding advisory resolution to approve executive compensation and every “THREE YEARS” for the non-binding advisory resolution to determine the frequency of the non-binding advisory vote on executive compensation.  The persons authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any or all of the listed nominees for director as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those nominees for whom authority to vote has not been withheld.  In any case, and notwithstanding the foregoing, the proxies may be voted for less than the entire number of nominees if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable.

Quorum and Vote Required

A quorum of shareholders is necessary to take action at the Annual Meeting.  A majority of the total outstanding shares of Common Stock of the Company, represented in person or by proxy, will constitute a quorum for purposes of the meeting.  Abstentions will be treated as shares of Common Stock that are present for purposes of determining the presence of a quorum.

Shareholders may vote “FOR” or “WITHHOLD” a vote for the election of directors, “FOR”, “AGAINST” or “ABSTAIN” with respect to the non-binding advisory proposal to approve executive compensation and “ONE YEAR”, “TWO YEARS”, “THREE YEARS” or “ABSTAIN” with respect to the non-binding advisory proposal to determine the frequency of the non-binding advisory vote on executive compensation.

The affirmative vote of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote is required for the election of directors, to approve the non-binding advisory resolution to approve executive compensation and to approve the non-binding advisory proposal to determine the frequency of the non-binding advisory vote to approve executive compensation.

Withheld votes will have the effect of votes against the election of directors and abstentions will have the effect of votes against the non-binding advisory proposal to approve executive compensation and the non-binding advisory proposal to determine the frequency of the non-binding advisory vote to approve executive compensation.

Voting Procedure, Revoking Proxies

Shareholders whose shares are registered in their own names may vote by mailing a completed proxy card as an alternative to voting in person at the Annual Meeting.  To vote by mailing a proxy card, shareholders should sign and return the enclosed proxy card in the enclosed prepaid and addressed envelope.

If shares are registered in the name of a bank or brokerage firm (record holder), shareholders will receive instructions from their record holder that must be followed in order for the record holder to vote the shares in accordance with the shareholder’s instructions.  If shares are held through a bank or brokerage firm and the shareholder wishes to be able to vote in person at the Annual Meeting, the shareholder must obtain a legal proxy from the brokerage firm, bank or other holder of record and present it to the inspector of election with the shareholder’s ballot.

Registered shareholders may revoke or change a previously delivered proxy at any time before the Annual Meeting by delivering another proxy with a later date or by delivering written notice of revocation of their proxy to the Secretary of the Company at its principal executive offices before the beginning of the Annual Meeting.  Shareholders may also revoke their proxy by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, in and of itself, revoke a valid proxy that was previously delivered.  If shares are held through a bank or brokerage firm, shareholders must contact that bank or brokerage firm to revoke any prior voting instructions.  Shareholders may also vote in person at the Annual Meeting if a legal proxy is obtained, as described in the preceding paragraph.

Dissenters’ Rights of Appraisal

Under Illinois law, shareholders are not entitled to appraisal rights or other similar rights in connection with any of the proposals to be voted upon at the Annual Meeting.

Manner and Costs of Solicitation

The cost of preparing, assembling and mailing the proxy materials and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons will be borne by the Company.  The Company intends to solicit proxies by the use of mail, but certain officers and regular employees of the Company or its subsidiary, without additional compensation, may use their personal efforts by telephone or otherwise, to obtain proxies.  The Company also reserves the right to retain and compensate a professional solicitor to assist in the solicitation of proxies.

ELECTION OF DIRECTORS

Five directors are to be elected at the Annual Meeting, to serve until the 2012 Annual Meeting of Shareholders, or until their successors are elected and qualified.  Proxies will be voted, unless otherwise indicated, for the election of the nominees named below.  The persons authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any or all of the listed nominees for director as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those nominees for whom authority to vote has not been withheld.  In any case, and notwithstanding the foregoing, the proxies may be voted for less than the entire number of nominees if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable.

Director Nominees

The following information is furnished with respect to each nominee for election as a director. Each nominee has agreed to serve, if elected.

DENNIS W. BAKER, age 64 – Mr. Baker has served as a director of the Company since 2000.  From April 1975 to April 2006, Mr. Baker held various positions with CF Industries Holdings, Inc., a fertilizer manufacturing and distribution company, and most recently served as Treasurer from March 1988 to April 2007, when he retired.  During this time, he also held the following titles at CF Industries Holdings, Inc.: Assistant Treasurer, Director of Financial Planning and Budgeting, Manager of Financial Planning, Manager of Budgets and Capital Expenditure Control, Capital Expenditure Control Analyst and Financial Analyst.  Mr. Baker is Chairman of the Audit Committee and is a member of the Compensation and Nominating Committees.  The Company believes that Mr. Baker is qualified to sit on the board of directors because of his extensive management experience.

HERBERT F. IMHOFF, JR., age 61 – Mr. Imhoff has served as a director of the Company since 1986 and as President and Chief Operating Officer of the Company since March 22, 2010.  Mr. Imhoff previously served as Chairman of the Board, Chief Executive Officer and President of the Company from July 30, 2001 to June 30, 2009, as Executive Vice President of the Company from 1986 to 2001 and as General Counsel to the Company from 1982 to 2009. The Company believes that Mr. Imhoff is qualified to sit on the board of directors because of his significant high-level management experience and his familiarity with the operations of the Company.

CHARLES W. B. WARDELL III, age 65 – Mr. Wardell has served as a director of the Company since July 1, 2009.  Previously, Mr. Wardell served as Senior Advisor to the Chief Executive Officer of Korn/Ferry International, a multi-national executive recruitment service with currently more than 70 offices in 40 countries, from 1992 to 2007.  Between 1990 and 1992, Mr. Wardell served as President of Nordeman Grimm, a New York based boutique executive placement firm with specialization in placements with marketing and financial services companies. In 1978, he joined American Express as Special Assistant to the Chief Executive Officer, although he also held titles, between 1978 and 1990, of Regional Vice President and General Manager of American Express Company Middle East and Senior Vice President and Chief Operating Officer of Global Private Banking at American Express International Banking Corporation. His experience also encompasses Senior Vice President, both at Travelers and Mastercard International, as well as Executive Vice President of Diners Club at Citicorp.  Mr. Wardell served on the board of Cowen & Co. from 2006 to 2010. Mr. Wardell is Chairman of the Compensation Committee and is a member of the Audit and Nominating Committees.  The Company believes that Mr. Wardell is qualified to sit on the board of directors because of his experience serving placement companies and the financial industry.

THOMAS C. WILLIAMS, age 50 – Mr. Williams has served as a director of the Company since July 9, 2009.  Since 2005, Mr. Williams has served as acting Vice Chairman of Capital Management of Bermuda (previously Travelers of Bermuda), a company providing pension benefits for expatriates who have worked outside the U.S. and accrued benefits towards their retirement which are not covered by their domestic pension plans. Additionally, Mr. Williams is the Chief Executive Officer of Innova Insurance Ltd., a Bermuda based insurer, which provides extension risk to the Capital Markets on life insurance related assets. Mr. Williams is Chairman of the Nominating Committee and is a member of the Audit and Compensation Committees. The Company believes that Mr. Williams is qualified to sit on the board of directors because of his significant management experience.

SALVATORE J. ZIZZA, age 65– Mr. Zizza has served as a director of the Company since January 8, 2010 and as Chief Executive Officer since December 23, 2009. Mr. Zizza currently serves as Chairman of Metropolitan Paper Recycling, Inc., a privately owned and operated material recovery and waste removal company, where he has worked since 2005.  Mr. Zizza serves as Chairman of Bethlehem Advanced Materials, a company that designs and manufactures specialty high-temperature furnaces that are used for the processing and manufacturing of a wide variety of advanced materials, since 1995.  Mr. Zizza served as the President and Treasurer of Initial Acquisition Corp., from 1992 until March 1997, at which time Initial Acquisition Corp. merged with Hollis-Eden Pharmaceuticals.  He has served Harbor Biosciences (formerly Hollis-Eden) as a member of the board of directors since March 1997 and the non-executive Chairman of the board of directors since March 2009. Mr. Zizza was President and Chief Financial Officer of NICO Construction Company, Inc., a construction company, until 1985, when NICO Construction Company, Inc. merged with The LVI Group, Inc.  Prior to joining NICO Construction Company, Inc., Mr. Zizza was an independent financial consultant and had been a lending officer for Chemical Bank.  In addition to the aforementioned, Mr. Zizza’s current and former directorships include: The Gabelli Equity Trust (NYSE), The Gabelli Asset Fund, The Gabelli Growth Fund, The Gabelli Convertible and Income Securities Fund, The Gabelli Utility Trust Fund (NYSE), The Gabelli Global Multimedia Trust (NYSE), The Gabelli Equity Series Fund, The Gabelli Dividend and Income Trust, The Gabelli Gold Fund, the Gabelli International Growth Fund, The Gabelli Global Gold Natural Resources, Westwood Funds, Earl Scheib Inc (NASDAQ), and Trans-Lux Corporation. The Company believes that Mr. Zizza is qualified to sit on the board of directors because of his years of leadership in board and management positions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION
OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers

The executive officers of the Company are as follows:

Name	Age	Position
Salvatore J. Zizza	65	Chief Executive Officer
Herbert F. Imhoff, Jr.	61	President and Chief Operating Officer
Marilyn L. White	60	Vice President
James R. Harlan	46	Chief Financial Officer, Treasurer

See “Election of Directors - Director Nominees” for the biographical information of Messrs. Zizza and Imhoff, Jr.

MARILYN L. WHITE - Ms. White has served as Vice President of the Company since 1996, and is responsible for the Company’s branch operations.

JAMES R. HARLAN - Mr. Harlan has served as Chief Financial Officer of the Company since August 2, 2010 and as Treasurer since December 13, 2010.  Prior to joining the Company, from January 2006 to July 2009, Mr. Harlan served as Chief Financial Officer of SPAAN Tech, Inc., a consulting firm.  He was responsible for overseeing all finance functions and he played a vital decision-making role in day to day activities, as well as the strategic direction of the company.  Mr. Harlan received a B.S. degree in Accountancy in 1987 from Loyola University of Chicago and is a Certified Public Accountant in Illinois.

All executive officers are elected annually by the Board of Directors at the first meeting of the board held following each Annual Meeting of Shareholders, and they hold office until their successors are elected and qualified.

There are no family relationships between any executive officer, director or person nominated to become a director of the Company.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and officers, and persons who own more than 10% of a registered class of its equity securities, to file reports of ownership and changes in ownership (typically, Forms 3, 4 and/or 5) of such equity securities with the Securities and Exchange Commission (“SEC”).  Such entities are also required by SEC regulations to furnish the Company with copies of all such Section 16(a) reports.

Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company and written representations that no Form 5 or amendments thereto were required, the Company believes that during the fiscal year ended September 30, 2010, its directors and officers, and greater than 10% beneficial owners, have complied with all Section 16(a) filing requirements except for the following: Salvatore J. Zizza was late filing a Form 3; Herbert F. Imhoff, Jr. was late filing a Form 4 to report one transaction; James R. Harlan was late filing a Form 3 to report one transaction; Charles W. B. Wardell III failed to file a Form 3 and a Form 4 to report one transaction.

Transactions with Related Persons, Promoters and Certain Control Persons

On November 1, 2010, the Company and its wholly-owned subsidiary, Triad Personnel Services, Inc., an Illinois corporation (“Triad”), entered into an asset purchase agreement, dated as of October 29, 2010, with DMCC Staffing, LLC, an Ohio limited liability company (“DMCC”), RFFG of Cleveland, LLC, an Ohio limited liability company (“RFFG of Cleveland”), and Thomas J. Bean, who may be deemed to beneficially own 6.3% of the Company’s Common Stock (the “DMCC/RFFG Asset Purchase Agreement”), for the purchase of certain assets of DMCC and RFFG of Cleveland, including customer lists, comprising DMCC and RFFG of Cleveland’s services business.  In addition to being a party to the DMCC/RFFG Asset Purchase Agreement, Mr. Bean, is also the manager of RFFG, LLC (“RFFG”), the sole member of each of DMCC and RFFG of Cleveland.  Pursuant to the DMCC/RFFG Asset Purchase Agreement, the Company agreed to issue DMCC and RFFG of Cleveland 5,581,395 shares of Common Stock, which is equal to $2,400,000 (two times projected EBITDA of the business acquired for the fiscal year ending December 31, 2011) divided by the average fair market value of the Common Stock for the 20 consecutive trading days prior to the second trading day prior to the closing date of December 30, 2010, upon receipt of (a) shareholder approval of the transaction and of an increase to the Company’s authorized Common Stock and (b) approval of an additional listing application by the NYSE Amex Stock Exchange, which have not yet occurred.  The DMCC/RFFG Asset Purchase Agreement also provides for certain contingent earn-out payments based upon the aggregate EBITDA of the business acquired plus any management fees earned by the Company under the management agreement, dated November 30, 2010 and effective as of November 1, 2010, by and between Business Management Personnel, Inc., an indirect wholly-owned subsidiary of the Company, and RFFG (the “Management Agreement”).

Under the Management Agreement, BMP agreed to provide services to RFFG to operate its day-to-day business, including services related to accounting, sales, finance, workers’ compensation, benefits, physical locations, IT and employees.  The Management Agreement provides that additional services may be added if BMP and RFFG mutually agree to the cost to be charged by BMP for such services and as long as BMP has the resources to provide such services.  In consideration of the services provided under the Management Agreement, RFFG will pay BMP monthly fees that will average, on an annual basis, 6% of its gross revenues.  Fees may be adjusted up or down by mutual agreement of the parties to accommodate seasonal trends in revenues of RFFG.

BOARD OF DIRECTORS AND ITS COMMITTEES

Board Leadership Structure and Role in Risk Oversight

The Board of Directors believes that the Company’s Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the company and industry, while the Chief Executive Officer brings company-specific experience and expertise. The Board of Directors believes that the combined role of Chairman and Chief Executive Officer is in the best interest of shareholders because it promotes strategy development and execution, and facilitates information flow between management and the Board of Directors, which are essential to effective governance.  The Board of Directors does not have a lead independent director.

The Board of Directors provides overall risk oversight for the Company as part of its normal, ongoing responsibilities. It receives reports from Mr. Zizza and other members of senior management on a periodic basis on areas of risk facing the Company. In addition, board committees oversee specific elements of risk or potential risk.

Director Independence

The Board of Directors has determined that each director and each nominee for director, other than Mr. Imhoff, Jr. and Mr. Zizza, is an independent director under the listing standards of the NYSE Amex Stock Exchange.  In addition, the Board of Directors has determined that each current member of the Audit Committee meets the additional independence criteria required for audit committee membership under the listing standards of the NYSE Amex Stock Exchange and Rule 10A-3 of the Exchange Act.

Board and Committee Meetings

The Board of Directors meets on a regularly scheduled basis to review significant developments affecting the Company and to act on matters requiring Board approval.  It also holds special meetings when an important matter requires Board action between scheduled meetings.  The Board of Directors held eight meetings during the last fiscal year.  No director of the Company attended fewer than 12.5% of the total meetings of the Board and Committees on which such Board members served during this period.

The members of the Board of Directors are expected to attend the Company’s Annual Meeting of Shareholders.  All of the director nominees were present at the prior year’s Annual Meeting, which was held on March 22, 2010.

There are three standing committees of the Board of Directors, which are the Nominating Committee, the Audit Committee and the Compensation Committee.

Nominating Committee

The functions of the Nominating Committee are to assist the Board of Directors in identifying, interviewing and recommending to the Board of Directors qualified candidates to fill positions on the board.  The Nominating Committee met one time during fiscal 2010.

The Company does not have a policy regarding the consideration of diversity, however defined, in identifying nominees for director.  Instead, in evaluating candidates to serve on the Company’s Board of Directors, consideration is given to the level of experience, financial literacy and business acumen of the candidate.  In addition, qualified candidates for director are those who, in the judgment of the committee, have significant decision-making responsibility, with business, legal or academic experience.  The Nominating Committee will consider recommendations for board candidates that are received from various sources, including directors and officers of the Company, other business associates and shareholders, and all candidates will be considered on an equal basis, regardless of source.

Shareholders may contact the Nominating Committee to make such recommendations by writing in care of the Secretary of the Company, at One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois 60181.  Submissions must include: (a) a statement that the writer is a shareholder and is proposing a candidate for consideration by the Nominating Committee; (b) the name, address and number of shares beneficially owned by the shareholder; (c) the name, address and contact information of the candidate being recommended; (d) a description of the qualifications and business experience of the candidate; (e) a statement detailing any relationships between the candidate and the Company and any relationships or understandings between the candidate and the proposing shareholder; and (f) the written consent of the candidate that the candidate is willing to serve as a director if nominated and elected.

The Nominating Committee is presently composed of three non-employee directors:  Thomas C. Williams (Chairman), Dennis W. Baker, and Charles W. B. Wardell III.

The Board of Directors has adopted a written charter for the Nominating Committee.  The Nominating Committee Charter is not available on the Company’s website.  A copy of the Nominating Committee Charter is attached as an appendix to this proxy statement.

Audit Committee

The Audit Committee is primarily concerned with the effectiveness of the Company’s accounting policies and practices, its financial reporting and its internal accounting controls.  In addition, the Audit Committee reviews and approves the scope of the annual audit of the Company’s books, reviews the findings and recommendations of the independent registered public accounting firm at the completion of their audit, and approves annual audit fees and the selection of an auditing firm.  The Audit Committee met nine times during fiscal 2010.  In addition, the Chairman of the Audit Committee participated in three quarterly meetings in fiscal 2010, to review earnings press releases and the Company’s filings on Form 10-Q with members of management and the Company’s independent registered public accounting firm.

The Audit Committee is presently composed of three non-employee directors:  Dennis W. Baker (Chairman), Charles W. B. Wardell III and Thomas C. Williams.  The Board of Directors has determined that Mr. Baker, Mr. Wardell and Mr. Williams are each an “audit committee financial expert” as defined by rules of the SEC.

The Board of Directors has adopted a written charter for the Audit Committee.  The Audit Committee Charter is not available on the Company’s website.  A copy of the Audit Committee Charter was attached as an appendix to the proxy statement prepared in connection with the February 23, 2009 Annual Meeting of Shareholders.

Compensation Committee

The Compensation Committee has the sole responsibility for approving and evaluating the officer compensation plans, policies and programs.  It may not delegate this authority. It meets as often as necessary to carry out its responsibilities.  The committee has the authority to retain compensation consultants, but has not done so.  The Compensation Committee met three times during fiscal 2010.

In the past, the committee has met each September to consider the compensation of the Company’s executive officers, including the establishment of base salaries and performance targets for the succeeding year, and the consideration of stock option awards.  Management provides the committee with such information as may be requested by the committee, which in the past has included historical compensation information of the executive officers, tally sheets, internal pay equity statistics, and market survey data.  Under the guidelines of the NYSE Amex Stock Exchange, the chief executive officer may not be present during the committee’s deliberations regarding his compensation.  If requested by the committee, the chief executive officer may provide recommendations regarding the compensation of the other officers.

The Compensation Committee also has the responsibility to make recommendations to the Board of Directors regarding the compensation of directors.

The Compensation Committee is presently composed of three non-employee directors:  Charles W. B. Wardell III (Chairman), Dennis W. Baker, and Thomas C. Williams.

The Board of Directors has adopted a written charter for the Compensation Committee.  The Compensation Committee Charter is not available on the Company’s website. A copy the Compensation Committee Charter was attached as an appendix to the proxy statement prepared in connection with the March 22, 2010 Annual Meeting of Shareholders.

Shareholder Communications

The Board of Directors has established a procedure by which shareholders of the Company can communicate with the Board of Directors.  Shareholders interested in communicating with the Board as a group or with individual directors may do so, in writing.  Correspondence to the directors should be sent by regular mail c/o the Secretary, General Employment Enterprises, Inc., One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois 60181.  Any such correspondence will be reviewed by the Secretary, who will then forward it to the appropriate parties.  Communications that are solicitations or deemed to be irrelevant to the Board’s responsibilities may be discarded, at the discretion of the Secretary.

Nominations for Directors

The By-Laws of the Company establish procedures for the nomination of candidates for election to the Board of Directors.  The By-Laws provide that the nominations may be made by the Board of Directors or by a committee appointed by the Board of Directors.  Any shareholder entitled to vote in the election of directors generally may make nominations for the election of directors to be held at an Annual Meeting of Shareholders, provided that such shareholder has given actual written notice of his intent to make such nomination or nominations to the Secretary of the Company not less than ninety days nor more than one hundred twenty days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders.  Each such notice must set forth (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings involving any two or more of the shareholders, each such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder or relating to the Company or its securities or to such nominee’s service as a director if elected; (d) such other information regarding such nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company, if so elected.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Listed in the following table is information concerning persons known to the Company to be beneficial owners of more than five percent of the Company’s outstanding Common Stock, and information concerning the beneficial ownership of the Company’s outstanding Common Stock by each director, director nominee and named executive officer, as defined below, individually, and by all current directors and executive officers as a group.  Unless noted otherwise, the named persons have sole voting and dispositive power over the shares listed.  Except as noted otherwise, the information is as of December 30, 2010.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

PSQ, LLC 370 Claggett Road Leitchfield, Kentucky 42754	9,735,287	(1)	65.5%

Big Red Investments Partnership Ltd. 5025 W. Lemon Street Tampa, Florida 33609	1,476,015	(2)	9.9%

Herbert F. Imhoff, Jr.	942,324	(3)	6.3%

James R. Harlan	—		—

Dennis W. Baker	48,000	(4)	*

Charles W.B. Wardell	3,000	(5)	*

Thomas C. Williams	3,000	(6)	*

Marilyn L. White	121,098	(7)	*

Salvatore J. Zizza	—		—

All current directors and executive officers as a group (7 individuals)	1,117,422		7.45%
*  Represents less than 1%.

(1)
Based on the Schedule 13D filed by PSQ, LLC (“PSQ”) and Gregory L. Skaggs on December 6, 2010, Mr. Skaggs, as the sole managing member of PSQ, may be deemed to beneficially own the shares of Common Stock owned directly by PSQ.

(2)
Based on the Schedule 13D filed by Big Red Investments Partnership Ltd., Bucknoletan Management, LLC and Thomas J. Bean on June 16, 2010.  Each of Bucknoletan Management, LLC, as the general partner of Big Red Investments Partnership Ltd., and Mr. Bean, as the manager of Bucknoletan Management, LLC, may be deemed to beneficially own the shares of Common Stock owned directly by Big Red Investments Partnership Ltd.

(3)
Represents (i) 500,000 of shares of Common Stock owned directly by Mr. Imhoff, Jr., (ii) 439,324 shares of Common Stock owned directly by the Herbert F. Imhoff, Jr. Revocable Trust, of which Mr. Imhoff, Jr. in the sole trustee and (iii) 3,000 option shares that are currently exercisable.

(4)	Represents (i) 30,000 shares of Common Stock and (ii) 18,000 option shares that are currently exercisable.

(5)	Represents 3,000 option shares that are currently exercisable.

(6)	Represents 3,000 option shares that are currently exercisable.

(7)	Represents option shares that are currently exercisable.

The issuance of 5,581,395 shares of Common Stock to DMCC and RFFG of Cleveland contemplated by the DMCC/RFFG Asset Purchase Agreement will result in a change in control of the Company because following such issuance, PSQ, currently the beneficial owner of approximately 65.5% of the Company’s outstanding Common Stock, will own approximately 47.7% of the Company’s outstanding Common Stock.

EXECUTIVE COMPENSATION

Summary Compensation Information

The following table summarizes all compensation awarded to, earned by or paid to all individuals serving as the Company’s principal executive officer, its two most highly compensated executive officers other than the principal executive officer, who were serving as executive officers at the end of the last completed fiscal year, for each of the last two completed fiscal years.  These individuals are referred to throughout this proxy statement as the “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

Salvatore J. Zizza	2010	76,000	––	––	328	76,328	(1)
Chief Executive Officer and Chairman of the Board	2009	––	––	––	––	––

Herbert F. Imhoff, Jr.	2010	––	––	––	180,067	180,067
President and Chief Operating Officer	2009	337,981	280,000	––	58,920	676,901

Marilyn L. White	2010	150,000	––	17,150	672	167,822
Vice President	2009	177,500	––	9,481	14,975	201,956

(1)
Does not include $46,000 in consulting fees paid by PSQ to Mr. Zizza subsequent to the date he became employed by the Company on December 23, 2009, which fees were paid pursuant to a consulting agreement entered into between PSQ and Mr. Zizza in March 2009.  Under the terms of such consulting agreement, Mr. Zizza provided PSQ with certain services in connection with its investment in the Company.  The consulting agreement was terminated in February 2010.

Employment Agreement
Effective July 1, 2009, the Company entered into an employment agreement with Ms. White that has a two-year term and provides for an annual salary of $150,000.

Consulting Agreement
In connection with the completion of the sale of shares of Common Stock to PSQ, Mr. Imhoff, Jr. resigned from his positions as Chairman of the Board, Chief Executive Officer and President of the Company and his employment agreement with the Company was replaced by a new consulting agreement.  Under the consulting agreement, the Company became obligated to pay an annual consulting fee of $180,000 over a five-year period and to issue 500,000 shares of Common Stock to Mr. Imhoff, Jr. in exchange for his service to the Company.

Stock Awards
The stock awards column reflects the value of shares awarded.  The value of Common Stock  issued to Mr. Imhoff, Jr. during fiscal 2009 under his consulting agreement was based on a quoted market price of $0.56 per share on the date of the award.

Option Awards
The option awards column represents the amount of compensation expense recognized during the fiscal year under FASB Statement of Financial Accounting Standards No. 718 with respect to options granted in fiscal 2010 and prior years.  Compensation expense is measured as the fair value of the stock options on the date of grant and is amortized over the vesting periods.  The methods and assumptions used to determine the fair value of stock options granted are disclosed in “Stock Option Plans” in the notes to consolidated financial statements in the Company’s Annual Report for fiscal 2010 accompanying this proxy statement.

All stock options awarded to the named executive officers during fiscal 2010 were at option prices that were equal to the market price on the date of grant, had vesting dates two years or less after the date of grant, and had expiration dates ten years after the date of grant.

All Other Compensation
The all other compensation column includes contributions to the Executive Retirement Plan, amounts paid to Mr. Imhoff, Jr. under the Company’s consulting agreement and other items, as follows:

Name	Year	Executive Retirement Plan ($)	Consulting Fees ($)	Other ($)(1)	Total ($)

Salvatore J. Zizza	2010	––	––	328	328	(2)
Chief Executive Officer and Chairman of the Board	2009	––	––	––	––

Herbert F. Imhoff, Jr.	2010	––	180,000	67	180,067
President and Chief Operating Officer	2009	11,250	45,000	2,670	58,920

Marilyn L. White	2010	––		672	672
Vice President	2009	12,992	—	1,983	14,975

(1)	Includes contributions to the Company’s 401(k) Incentive Savings Plan.
(2)
Does not include $46,000 in consulting fees paid by PSQ to Mr. Zizza subsequent to the date he became employed by the Company on December 23, 2009, which fees were paid pursuant to a consulting agreement entered into between PSQ and Mr. Zizza in March 2009.  Under the terms of such consulting agreement, Mr. Zizza provided PSQ with certain services in connection with its investment in the Company.  The consulting agreement was terminated in February 2010.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding stock options held by each of the named executive officers as of September 30, 2010.  At that date, there were no outstanding stock awards.

Outstanding Equity Awards at Fiscal Year-End – Option Awards

	Number of Securities Underlying Unexercised Options (#)			Option Exercise	Option Expiration
Name	Exercisable	Unexercisable		Price ($)	Date

Salvatore J. Zizza	—	––		—	—

Herbert F. Imhoff, Jr.	3,000	12,000	(1)	0.73	9/29/19

Marilyn L. White	10,000	––		1.25	9/30/11
	51,098	––		0.86	8/04/12
	20,000	––		1.63	9/24/16
	15,000	––		1.61	9/23/17
	25,000	––		0.56	6/30/19

(1)	The options vest at the rate of 3,000 every year beginning on September 30, 2011.

Retirement Benefits

The Company does not maintain a tax-qualified defined benefit retirement plan for any of its executive officers or employees.  The Company has a 401(k) retirement plan in which all full-time employees may participate after one year of service.  In addition, the Company had an Executive Retirement Plan, which was a nonqualified deferred compensation plan in which all of the named executive officers participated.  It was designed to comply with section 409A of the Internal Revenue Code. Under the plan, the Company contributed a percentage of each participant’s earnings to a rabbi trust under a defined contribution arrangement.  The participants directed the investments of the trust, and the Company did not guarantee investment performance.  Distributions were payable in accordance with elections made in advance by participants, and  generally occurred upon the participant’s separation from service or upon specified distribution dates. The plan was terminated during fiscal 2009 due to a change in control of the Company that occurred during the year, and all account balances ware paid to participants.

Potential Payments upon Termination of Employment or Change in Control

The Company has an employment agreement with Ms. White. Her agreement has a two-year term beginning July 1, 2009.  If Ms. White’s employment were to be terminated by the Company for any reason other than “cause,” the executive would be entitled to receive continued payments for the remainder of the two-year contract period.

NON-BINDING ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

Background

The Company is providing shareholders an advisory vote to approve executive compensation as required by Section 14A of the Exchange Act.  Section 14A was added to the Exchange Act by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).  On October 18, 2010, the SEC issued proposed rules to implement the requirements of Exchange Act Section 14A.  These proposed rules have not been adopted as final rules by the SEC as of the date of this proxy statement. However, the SEC confirmed in its proposed rules that the Dodd-Frank Act requires the advisory vote on executive compensation for annual meetings taking place on or after January 21, 2011, despite the lack of final rules.

The advisory vote on executive compensation is a non-binding vote on the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules promulgated by the SEC, including the Summary Compensation Table and the other related tables and disclosure.  The advisory vote on executive compensation is not a vote on the Company’s general compensation policies, compensation of the Board, or the Company’s compensation policies as they relate to risk management. The Dodd-Frank Act requires the Company to hold the advisory vote on executive compensation at least once every three years.

The Company’s executive compensation program is designed to attract, incentivize and retain highly qualified executive officers who are able to achieve the Company’s long-term strategy to maximize shareholder value. The Nominating Committee believes the Company’s executive compensation program reflects a strong pay-for-performance philosophy and is closely aligned with shareholders’ long-term interests.

Non-Binding Advisory Resolution

The Company is asking shareholders to indicate their support for the Company’s executive compensation program as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to express their views on the Company’s named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, the Company asks shareholders to vote “FOR” the following resolution:

“RESOLVED, that the shareholders of General Employment Enterprises, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders pursuant to the compensation disclosure rules promulgated by the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and disclosure.”

This advisory vote on executive compensation is not binding on the Board of Directors.  However, the Board of Directors values the opinion of the shareholders and will take into account the result of the vote when making future decisions regarding executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NON-BINDING ADVISORY PROPOSAL TO APPROVE EXECUTIVE COMPENSATION.

NON-BINDING ADVISORY RESOLUTION TO DETERMINE THE FREQUENCY OF THE NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

As required by Section 14A of the Exchange Act, the Company is also providing shareholders an advisory vote on the frequency with which the Company’s shareholders will have the advisory vote on executive compensation provided for above.  The SEC confirmed in its proposed rules to implement Exchange Act Section 14A that the Dodd-Frank Act also requires the advisory vote on the frequency of the non-binding advisory resolution to determine the frequency of the non-binding advisory vote on executive compensation for annual meetings taking place on or after January 21, 2011, despite the lack of final rules.

The advisory vote to determine the frequency of the non-binding advisory vote on executive compensation is a non-binding vote as to how often the non-binding advisory vote to approve executive compensation should occur: every year, every two years, or every three years.  In addition, shareholders may abstain from voting.

Non-Binding Advisory Resolution

After careful consideration of this agenda item, the Board of Directors has determined that a triennial  frequency (i.e., every three years) is the optimal frequency for this vote. Therefore, the Board of Directors recommends that you vote every “THREE YEARS” for this non-binding advisory vote.  The Board of Directors supports a triennial vote because the Company’s executive compensation policies and practices are designed to maximize long-term shareholder value.  Accordingly, the Board of Directors believes a triennial vote will align more closely with the long-term strategic objectives of its executive compensation program, as well as provide shareholders a more appropriate timeframe to evaluate the effectiveness of the Company’s executive compensation program in achieving these objectives.  Accordingly, the Company asks shareholders to vote on the following resolution:

“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which General Employment Enterprises, Inc. (the “Company”) is to hold a shareholder vote to approve the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meetings of Shareholders pursuant to the compensation disclosure rules promulgated by the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and disclosure.”

This advisory vote to determine the frequency of the non-binding advisory vote on executive compensation is not binding on the Board of Directors.  However, the Board of Directors values the opinion of the shareholders and will take into account the result of the vote when determining the frequency of future advisory votes to determine the frequency of the non-binding advisory vote on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF EVERY “THREE YEARS” FOR THE NON-BINDING ADVISORY PROPOSAL TO APPROVE EXECUTIVE COMPENSATION.

DIRECTOR COMPENSATION

Compensation of Directors

Under the Company’s standard compensation arrangements that were in effect during fiscal 2010, each non-employee director received a monthly retainer of $2,000.  Directors did not receive any additional compensation for attendance at meetings of the Board of Directors or its committees.  Employees of the Company did not receive any additional compensation for service on the Board of Directors.

The following table sets forth information concerning the compensation paid to each of the non-employee directors during fiscal 2010:

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards (2) ($)	Total ($)

Dennis W. Baker	24,000	4,543	28,543
Herbert F. Imhoff, Jr.	24,000	1,230	25,230
Stephen B. Pence (1)	24,000	1,230	25,230
Charles W. B. Wardell III	24,000	1,230	25,230
Thomas C. Williams	24,000	1,230	25,230

(1)
On November 23, 2010, the Company received notice, dated November 17, 2010, from Mr. Pence that he  resigned as a member of the Company’s Board of Directors.  Prior to his resignation, Mr. Pence was both a member of the Company’s Board of Directors and the Chairman of the Board.

(2)
The aggregate number of outstanding option awards at the end of fiscal 2010 were as follows for each of the non-employee directors:  Mr. Baker – 15,000; Mr. Imhoff, Jr. – 15,000; Mr. Pence – 15,000; Mr. Wardell – 15,000; Mr. Williams – 15,000.

Option Awards
The option awards column represents the amount of compensation expense recognized during the fiscal year under FASB Statement of Financial Accounting Standards No. 718 with respect to options granted in fiscal 2010 and prior years.  Compensation expense is measured as the fair value of the stock options on the date of grant and is amortized over the vesting periods.  The methods and assumptions used to determine the fair value of stock options granted are disclosed in “Stock Option Plans” in the notes to consolidated financial statements in the Company’s Annual Report for fiscal 2010 accompanying this proxy statement.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors.  The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting.  In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited consolidated financial statements in the Annual Report with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61, Communication With Audit Committees (as amended), and by the Public Company Accounting Oversight Board (United States) in Rule 3200T.  In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from Company management and the Company, including the matters in the letter from the firm required by Rule 3526 of the Public Company Accounting Oversight Board, and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

The Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit.  The Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control; and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2010, filed by the Company with the SEC.  The Committee selected the Company’s independent registered public accounting firm for the year ending September 30, 2011.

The Committee is governed by a charter.  The Committee held five meetings during fiscal year 2010.  The Committee is comprised solely of independent directors as defined by the NYSE Amex Stock Exchange listing standards and Rule 10A-3 of the Securities Exchange Act of 1934.

Audit Committee of the Board of Directors
Dennis W. Baker, Committee Chair
Thomas C. Williams
Charles W. B. Wardell III

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Company’s Board of Directors has selected BDO USA, LLP to serve as the Company’s independent registered public accounting firm and to audit the Company’s consolidated financial statements for the fiscal year ending September 30, 2010.  BDO USA, LLP has served as the Company’s independent registered public accounting firm since fiscal 2004.

A representative of BDO USA, LLP is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if desired.

PRINCIPAL ACCOUNTANT FEES

The following table presents fees billed or expected to be billed by BDO USA, LLP for professional services rendered for the audit of the Company’s financial statements for the fiscal years ended September 30, 2010 and 2009, and fees billed by BDO USA, LLP during those years for other professional services:

	2010	2009

Audit fees	$90,000	$158,000
Audit-related fees	42,000	18,000
Tax fees	—	—
All other fees	—	—

“Audit fees” relate to services rendered for the audit of the Company’s consolidated financial statements for the fiscal year and for reviews of the interim consolidated financial statements included in the Company’s quarterly reports filed with the SEC.

“Audit-related fees” relate to services rendered that are reasonably related to the audit of the Company’s consolidated financial statements and are not included in “audit fees.”  These services include audits of the Company’s 401(k) retirement plan, the acquisition of certain assets of On-Site Services, Inc. and consultations on certain accounting matters.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, and to not engage them to perform the specific non-audit services proscribed by law or regulation.  At the beginning of each fiscal year, the Audit Committee meets with the independent registered public accounting firm and approves the fees and services to be performed for the ensuing year.  On a quarterly basis, the Audit Committee reviews the fees billed for all services provided for the year to date, and it pre-approves additional services if necessary.  The committee’s pre-approval policies allow management to engage the independent registered public accounting firm for consultations on tax or accounting matters up to an aggregate of $10,000 annually.  All fees listed in the table above were approved in accordance with the Audit Committee’s policies.

OTHER MATTERS

Proposals of Shareholders

In order to be considered for inclusion in the Proxy Statement for the 2012 Annual Meeting of Shareholders, any shareholder proposal to take action at that meeting must be received by the Company at its address hereinabove, on or before September 30, 2011.  Any such proposal will be subject to the requirements of the proxy rules adopted under the Exchange Act.

In addition, any shareholder wishing to bring business before an annual meeting must comply with certain provisions in the Company’s By-Laws.  The Company’s By-Laws establish an advance notice procedure with regard to certain matters to be brought before an annual meeting of shareholders of the Company other than by or at the direction of the Board of Directors of the Company.  Such notice generally must be delivered to or mailed to and received at the principal executive offices of the Company not less than ninety days nor more than one hundred twenty days prior to the anniversary date of the immediately preceding annual meeting of shareholders.  The shareholder must also comply with certain other provisions set forth in the Company’s By-Laws relating to the bringing of business before an annual meeting.  For a copy of the Company’s By-Laws, which includes the provisions relating to the bringing of business before an annual meeting, an interested shareholder should contact the Secretary of the Company, in writing, at Oakbrook Terrace Tower, One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois 60181.

Availability of Form 10-K

The Company will furnish, upon request and without charge to each shareholder from whom it solicits proxies, a copy of its current annual report on Form 10-K, without exhibits, filed with the SEC.  Requests should be in writing and addressed to:

Investor Relations Department
General Employment Enterprises, Inc.
Oakbrook Terrace Tower
One Tower Lane, Suite 2200
Oakbrook Terrace, Illinois  60181
or e-mail to invest@genp.com

Delivery of Documents to Shareholders Sharing an Address

Only one copy of this proxy statement, with attached appendix, is being sent to multiple shareholders sharing an address unless the Company receives contrary instructions from any shareholder at that address. This practice, known as “householding”, is designed to reduce printing and postage costs. However, if any shareholder residing at such address wishes to receive a separate copy of this proxy statement, he or she may contact investor relations at the address set forth above under “Availability of Form 10-K” and the Company will deliver the proxy statement to such shareholder promptly upon receiving the request. Any such shareholder may also contact investor relations if he or she would like to receive separate mailings in the future.  If a shareholder receives multiple copies of the Company’s mailing, he or she may request householding in the future by also contacting investor relations.

Other Business

At the date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those stated above, that may be brought before the meeting.  However, if any other matters shall properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters.

APPENDIX A

GENERAL EMPLOYMENT ENTERPRISES, INC.
Nominating Committee Charter  Adopted May 10, 2004

Organization

This charter governs the operations of the Nominating Committee of the Board of Directors.  The Nominating Committee shall be members of, and appointed by, the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company.  Members of the Nominating Committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fee from the Company and are not an affiliated person of the Company or its subsidiary, and meet the independence requirements of the American Stock Exchange listing standards.

The By-Laws of the Company establish procedures for the nomination of candidates for election to the Board of Directors, including procedures for shareholders to make nominations.

Purpose

The Nominating Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to shareholders, with regard to identifying, interviewing, and recommending to the Board of Directors qualified candidates to fill positions on the Board of Directors.

Duties and Responsibilities

The responsibility of the Nominating Committee is to oversee the process of identifying appropriate individuals to fill positions on the Company's Board of Directors.  While the Nominating Committee has the responsibilities and powers set forth in this Charter, the Board of Directors will approve nominees for election by the shareholders.

The Nominating Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing needs and circumstances of the Company.

At least annually the Nominating Committee will perform a self evaluation of the effectiveness of its performance and a review of its Charter.

Minimum Qualifications

In evaluating candidates to serve on the Company's Board of Directors, consideration will be given to the level of experience, financial literacy and business acumen of the candidate and their willingness and ability to attend meetings of the Board of Directors.  Furthermore, consideration will be given to the overall attributes of potential nominees in relation to current members of the Board of Directors, with the objective of maintaining a balance of skills and experiences.   Generally, the Nominating Committee will seek candidates with significant decision making responsibility with business, legal, or academic experience.

Directors need not be residents of Illinois or shareholders of the Company.

Processes for Identifying Candidates

Each year the Nominating Committee will determine the willingness of the current members of the Board of Directors to stand for reelection and evaluate whether the size of the Board of Directors is appropriate.  If necessary, additional candidates for director will be identified by recommendations from directors and officers of the Company, other business associates, shareholders, and other sources.  All candidates will be considered on an equal basis regardless of source.

The Nominating Committee is authorized to engage third parties to identify potential nominees if necessary and appropriate.